                                   Exhibit 9

                                CREDIT AGREEMENT


         This Credit Agreement ("Agreement") dated as of November ___, 1994, by and between NationsBank, N.A., a national banking association ("Lender") and the Borrowers described below:

         In consideration of the financial accommodations described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrowers agree as follows:

I. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

         A.      BORROWERS.  Malcolm I. Glazer and The Malcolm Glazer Trust.

         B. BORROWERS' ADDRESS. 1482 South Ocean Boulevard, Palm Beach, Florida 33480.

         C. CREDIT. The Revolving Line of Credit described in Section 2 hereof, and any other loans and other financial accommodations made by Lender to Borrowers in the future which specifically reference this Agreement.

         D. FINANCING DOCUMENTS. This Agreement and the promissory note or notes (the "Note") executed pursuant to Section 2 hereof and any and all other documents, instruments, certificates and agreements executed and/or delivered by Borrowers in connection therewith as the same may be amended, modified, restated, substituted, extended or renewed at any time and from time to time.

         E. USE OF PROCEEDS. The proceeds of the Credit shall be used for the Borrowers' business investments.

         F. OTHER REFERENTIAL PROVISIONS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles, as in effect from time to time, consistently applied.

2.       CREDIT FACILITY.

         A. LINE OF CREDIT. Pursuant to the terms hereof, a revolving line of credit is being extended by Lender to Borrowers. Pursuant to such revolving line and all renewals, extensions or rearrangements thereof to Borrowers by Lender (the





154228                                                    Page 9 of 45 Pages

"Line") under which the Borrowers may from time to time, and subject to the sole discretion of the Lender, borrower, repay and re-borrow funds up to an aggregate principal amount at any one time outstanding set forth in the Note evidencing the Line with a maturity date, interest rate and payment obligations as set forth in the Note.

         B. CLEAN UP PERIOD. Borrowers shall maintain a zero (0) balance on the Line for a period of at least thirty (30) consecutive days during the term of the Line.

         C. PROCEDURE FOR ADVANCES. (a) Each advance under the Line shall be in an amount of not less than $25,000. The Borrowers shall give the Lender notice of each proposed advance not later than 12:00 noon on the date of each proposed advance.

                 (b) Each request for an advance shall be in writing and signed by Malcolm I. Glazer or such other person as he may from time to time designate in writing to the Lender as his authorized representative for such purposes. Each such written request for advance shall (i) include Borrowers' certification of compliance with all covenants applicable to the Credit, including but not limited to the absence of any material adverse change in the financial position or operations of Borrowers and (ii) set forth the principal balance then outstanding under each of the Third Party Lines of Credit (as hereinafter defined).

                 (c) In addition, each of the Borrowers hereby irrevocably authorizes the Lender to make advances of the Line at any time and from time to time, without further request from or notice to the Borrowers, to cover principal of, and/or interest on, the Credit, fees, and/or Enforcement Costs, prior to, on, or after the termination of this Agreement, regardless of whether the aggregate amount of the advances of the Line which the Lender may make hereunder exceeds the face amount of the Note. The Lender shall have no obligation whatsoever to make any advance under this subsection 2C(c) and the making of one or more advances under this subsection shall not obligate the Lender to make other similar advances.

         D. CONDITIONS OF LENDING. The obligation of the Lender to make any advances under the Line hereunder is subject to the following conditions precedent:

                 (i) Opinion of Counsel for the Borrowers. On the date hereof, the Lender shall receive the favorable written opinion of counsel for the Borrowers as to such matters as the Lender may require, dated as of the date hereof, addressed to the Lender and satisfactory in all respects to the Lender.





154228                                                    Page 10 of 45 Pages

                 (ii) Approval of Counsel for the Lender. All legal matters incident to the Credit and all documents necessary in the opinion of the Lender to make the Credit shall be satisfactory in all material respects to counsel for the Lender.

                 (iii) Financing Documents. All of the Financing Documents required by Lender shall be executed and delivered, all at the sole expense of Borrowers.

                 (iv) Compliance. At the time of the making of each advance hereunder (a) Borrowers shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement, (b) there shall exist no default and no event which, with the giving of notice or the passage of time, or both, would constitute a default, (c) the representations and warranties contained in this Agreement shall be true with the same effect as though such representations and warranties had been made at the time of the making of the advance and (d) there shall have occurred no material adverse change in the financial position or business operations of Borrowers as determined by Lender in its sole discretion.

3. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant to Lender as follows:

         A. AUTHORITY AND COMPLIANCE. Borrowers have full power and authority to execute and deliver the Financing Documents and to incur and perform the obligations provided therein, and have the power and authority to own their property and to carry on business in each jurisdiction in which Borrowers do business. No consent or approval of any public authority or other third party is required as a condition to the validity of any Financing Documents, (which have not been obtained) and Borrowers are in compliance with all laws and regulatory requirements to which they are subject.

         B. BINDING AGREEMENT. This Agreement and the other Financing Documents executed by Borrowers constitute valid and legally binding obligations of Borrowers, enforceable in accordance with their terms.

         C. LITIGATION. There are no proceedings involving Borrowers pending or, to the knowledge of Borrowers, threatened by or before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing prior to the date of this Agreement in an exhibit to the opinion letter of Borrowers' counsel, which may materially adversely affect the financial condition, operation or prospects of the Borrowers and are not covered by insurance.





154228                                                   Page 11 of 45 Pages

         D. NO CONFLICTING AGREEMENTS. There is no provision of any existing agreement, mortgage, indenture or contract binding on Borrowers or affecting Borrowers' property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Financing Documents.

         E. OWNERSHIP OF ASSETS. Borrowers have good title to Borrowers' assets, and the Borrowers' assets are free and clear of liens, except those disclosed to Lender in the Borrowers' financial statement dated June 7, 1994 in connection with certain non- recourse credit facilities identified in such financial statement (collectively, the "Non-Recourse Debt").

         F. TAXES. All income taxes and other taxes due and payable by Borrowers have been paid or are being contested in good faith by appropriate proceedings.

         G. FINANCIAL STATEMENTS. The personal financial statements of Borrowers heretofore delivered to Lender properly reflect Borrowers' financial condition as of the date or dates thereof, and there has been no material adverse change in Borrowers' financial condition or operations since the financial statements dated June 7, 1994. To the best of Borrowers' knowledge, all factual information furnished by Borrowers to Lender in connection with this Agreement is and will be accurate and complete on the date as of which such information is delivered to Lender and is not incomplete by the omission of any material fact necessary to make such information not misleading.

         H. ENVIRONMENTAL MATTERS. Borrowers are in compliance with all Environmental Laws where failure to comply could have a material adverse effect on Borrowers' financial condition or operations. Borrowers have not received notice of any claim that Borrowers are not in compliance with any Environmental Laws. Neither Borrowers, nor any of Borrowers' present assets or operations or Borrowers' past assets or operations, is subject to any order, agreement, proceeding or investigation by, with, or before any federal, state or local governmental agency or other party respecting any Environmental Laws.

The term "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Materials or other hazardous or toxic substance, as now or at any time hereafter in effect, including without limitation the Clean Air Act, 42 USC Section 7401 et seq.; Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; Solid Waste Disposal Act, 42 USC Section 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 USC Section 9601 et seq.; National Environmental Policy Act, 42 USCSection 4321 et seq.; regulations of the Environmental Protection Agency and any





154228                                                   Page 12 of 45 Pages
applicable 1-al or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials. The term "Hazardous Material" shall mean and include (a) any asbestos, PCBs, or dioxins, or insulation or other material composed of or containing asbestos, PCBs or dioxins, (b) oil, petroleum and any petroleum product, and (c) any hazardous, toxic, or dangerous waste, substance, or material defined as such in any Environmental Law.

         I. MARGIN STOCK. None of the proceeds of the Credit will be used for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

         J. TRUST. The Malcolm Glazer Trust is a revocable trust created pursuant to an agreement dated March 23, 1990 which has not been modified or revoked except for an Amendment dated July 23, 1993.

         K. NO DEFAULT. Borrowers are not in default under any existing indebtedness and the execution and delivery of the Financing Documents will not cause a default under any of such indebtedness.

         L. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and as of the date of any future advance under any Credit.

4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrowers under the Financing Documents, Borrowers will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Financing Document):

         A. FINANCIAL STATEMENTS. Maintain a system of accounting satisfactory to Lender and permit Lender's officers or authorized representatives to visit and inspect Borrowers' books of account and other records at such reasonable times and as often as Lender may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Lender selected by Lender for the foregoing purposes. Unless written notice of another location is given to Lender, Borrowers' books and records will be located at Borrowers' address set forth above.





154228                                                   Page 13 of 45 Pages

In addition, Borrowers will:

                 1. Furnish to Lender annual financial statements of Borrowers prepared by Borrowers within thirteen (13) months after the date of the most recent financial statement provided to Lender, in form and substance satisfactory to Lender, and including without limitation a listing of all assets and liabilities, a listing of all sources of income, a listing of the uses of income, the amount and sources of contingent liabilities, identification of joint owners as to listed assets, and an annual projection of sources and uses of income. Such financial statements must be dated and signed by the Borrowers, either prepared on the Lender's form or certified by the Borrowers. Such certification shall include the following sentence:
         "This financial statement is being submitted to NationsBank, N.A. for the purpose of obtaining credit and constitutes the true and correct statement of my/our financial condition".

                 2. Cause to be furnished to Lender within thirty (30) days of filing complete, signed copies of the Borrowers' federal income tax returns and of all related Schedule K-1's.

                 3. Furnish or cause to be furnished to Lender promptly such additional information, reports and statements respecting the business operations and financial condition of Borrowers, from time to time, as Lender may reasonably request.

         B. COMPLIANCE. Comply with all laws, regulations and governmental requirements including, without limitation, Environmental Laws applicable to Borrowers or to any of Borrowers' property, business operations and transactions.

         C. ADVERSE CONDITIONS OR EVENTS. Promptly advise Lender in writing of (i) any condition, event or act which comes to Borrowers' attention that would or might materially adversely affect Borrowers' financial condition or operations, or Lender's rights under the Financing Documents; (ii) any litigation filed by or against Borrowers; (iii) any default under the Financing Documents; (iv) any default under any agreement, mortgage, indenture or contract binding on Borrowers or affecting any of the Borrowers' property, including but not limited to the Third Party Lines of Credit (as hereinafter defined); (v) any and all enforcement, cleanup, remedial removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrowers' property or business operations; and (vi) all claims made or threatened by any third party against Borrowers relating to damages, contribution, cost recovery, compensation, loss or





154228                                                   Page 14 of 45 Pages
injury resulting from any Hazardous Materials. Borrowers shall immediately notify Lender of any remedial action taken by Borrowers with respect to Borrowers' property.

         D. TAXES AND OTHER OBLIGATIONS. Pay all of Borrowers' taxes and other obligations as the same become due and payable, except to the extent being contested in good faith by appropriate proceedings.

         E. PARI PASSU TREATMENT. Insure that the Lender will be treated on a pari passu basis with all other unsecured creditors of Borrowers, including but not limited to the lenders of the Third Party Lines of Credit.

5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrowers under the Financing Documents, Borrowers will not, without the prior written consent of Lender (and without limiting any requirement of any other Financing Document):

         A. TRANSFER OF ASSETS. Sell, lease, assign or otherwise dispose of or transfer any of the Borrowers' assets, except sales or other transfers of assets for which fair value is paid or transfers between Malcolm I. Glazer and the Malcolm Glazer Trust created pursuant to the agreement dated March 23, 1990.

         B. LIENS (NEGATIVE PLEDGE). Grant, suffer or permit any contractual or noncontractual lien on or security interest in Borrowers' assets, except in favor of Lender and/or lenders of Third Party Lines of Credit subject to pari passu treatment of the Lender and the lenders of the Third Party Lines of Credit as required under paragraph 4E above, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise. The foregoing notwithstanding, the Borrowers will not enter into any negative pledge agreement with any other lender except those negative pledge agreements in favor of the lenders of the Third Party Lines of Credit.

         C. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, reimbursement obligations under any letter of credit agreement, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt of another, or otherwise) other than to Lender, which in the aggregate exceeds $100,000 with the exception of the unsecured term line of credit from SunBank of Florida in the maximum principal sum of $10,000,000 (the "SunBank Line of Credit"), the unsecured short term line of credit from Manufacturers and Traders Trust Company in the maximum principal sum of $10,000,000 (the "M&T Line of Credit;" collectively, with the SunBank Line of Credit, the "Third Party Lines of Credit") and the Non-Recourse Debt. The foregoing shall not be deemed to





154228                                                   Page 15 of 45 Pages
prohibit the Borrowers from entering into stock purchase agreements or other contracts for the acquisition of assets.

         D. OTHER COVENANTS. Violate or fail to comply with any covenants or agreements regarding other indebtedness.

         E. CHARACTER OF BUSINESS. Change the general character of business conducted by Borrowers at the date hereof, or engage in any type of business not reasonably related to Borrowers' business as presently conducted.

         F. ENVIRONMENTAL LAW COMPLIANCE. Violate any Environmental Laws and Borrowers will not use or permit any other party to use any Hazardous Materials except such materials as are incidental~to Borrowers' normal course of business, maintenance and repairs. Borrowers agree to permit Lender, its agents, contractors and employees to enter and inspect Borrowers' premises at any reasonable times upon three (3) days prior notice for the purpose of conducting an environmental investigation and audit (including taking physical samples) to ensure that Borrowers are complying with this covenant. Borrowers shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials within five (5) days of the request thereof.

6. DEFAULT. The occurrence of any of the following shall constitute a default under this Agreement and under each of the other Financing Documents:

         A. Borrowers shall fail to pay in full when due any principal, interest, fee or other amount payable to Lender under any Financing Document or any other obligation of Borrowers to Lender, whether at maturity or otherwise; or

         B. The discovery by Lender that any representation or warranty by Borrowers in any Financing Document or in any financial statement, certificate, report or opinion submitted to Lender in connection with the Credit was incorrect or misleading in any material respect when made; or

         C. Borrowers shall fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Financing Document; or

         D. A default shall occur under any of the Third Party Lines of Credit; or

         E. Any judgment against Borrowers or other levy or attachment against any property of Borrowers in excess of $25,000 remains unpaid, undischarged, not bonded or not dismissed for a period of thirty (30) days; or





154228                                                   Page 16 of 45 Pages

         F.      The death or legal incapacity of Malcolm I. Glazer; or

         G. Any of the Borrowers (i) makes an assignment for the benefit of creditors'; (ii) admits in writing its inability to pay or fails to pay its debts generally as they become due; (iii) files a petition for relief under any chapter of the Bankruptcy Code or any other bankruptcy or debtor relief law, domestic or foreign, as now or hereafter in effect, or seeking the appointment of a trustee, receiver, custodian, liquidator or similar official for Borrowers or any of Borrowers' property; or any such action is commenced against Borrowers and Borrowers admit, acquiesce in or do not contest diligently the material allegations thereof, or the action results in entry of an order for relief against Borrowers, or Borrowers do not obtain permanent dismissal and discharge thereof before the earlier of trial thereon or sixty (60) days after commencement of the action; or (iv) makes a transfer or incurs an obligation which is fraudulent under any applicable law as to any creditor.

7.       REMEDIES UPON DEFAULT.  If an event of default shall occur:

         A. Any indebtedness of Borrowers under any of the Financing Documents shall, at Lender's option, without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrowers;

         B. The obligation, if any, of Lender to permit further borrowings under any of the Financing Documents shall at Lender's option immediately cease and terminate;

         C. Lender shall have all rights, powers and remedies available under each of the Financing Documents, or afforded by law. All rights, powers and remedies of Lender in connection with each of the Financing Documents may be exercised at any time by the Lender and from time to time after the occurrence of any event of default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

                 Borrowers:       Malcolm I. Glazer and/or The Malcolm Glazer
                                  Trust 1482 South Ocean Boulevard
                                  Palm Beach, Florida 33480





154228                                                   Page 17 of 45 Pages

                 Lender:          NationsBank, N.A.
                                  5550 Friendship Boulevard
                                  Chevy Chase, Maryland 20815-7201
                                  Attn: Jennifer Carey Bak

                 With Copies To:  Avram Glazer
                                  18 Stoney Clover Lane
                                  Pittsford, N.Y.  14534

                                  Gordon E. Forth, Esquire
                                  Woods, Oviatt, Gilman, Sturman & Clarke
                                  44 Exchange Street
                                  Rochester, N.Y.  14614

or to such other address as any party may designate by written notice to all of the parties. Each such notice, request and demand shall be deemed given or made as follows:

         A.      If sent by hand delivery, upon delivery;

         B. If sent by mail, upon the earlier of the date of receipt or five (5) days after receipt in the U.S. Mail, first class postage prepaid.

9. MISCELLANEOUS. Borrowers and Lender further covenant and agree as follows, without limiting any requirement of any other Financing Document except as provided in paragraph 9.F of this Agreement:

         A. EXPENSES. Borrowers agree to pay all out-of-pocket expenses of Lender, including but not limited to all reasonable attorney's fees and expenses, incurred in connection with the Financing Documents and the enforcement and collection of the Credit.

         B. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Lender under any Financing Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrowers expressly waive any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrowers in any case shall, of itself, entitle Borrowers to any other or future notice or demand in similar or other circumstances.

         C. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State in which





154228                                                   Page 18 of 45 Pages

Lender is located as indicated by Lender's address in Section 8 of this Agreement and applicable United Stated federal law.

         D. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by an Assistant Vice President or higher level officer of Lender, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement is binding upon Borrowers, Borrowers' heirs, personal representatives, successors and assigns, and inures to the benefit of the Lender, its successors and assigns; however, no assignment or other transfer of Borrowers' rights or obligations hereunder shall be made or be effective without Lender's prior written consent nor shall it relieve Borrowers of any obligations hereunder. There is no third party beneficiary of this Agreement. The obligations of Borrowers hereunder shall be joint and several.

         E. DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

         F. COMPLIANCE WITH USURY LAWS. All existing and future agreements regarding the Credit are hereby limited so that in no event (including prepayment, default, demand for payment, or acceleration) shall the interest taken, reserved, contracted for, charged or received exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"); any document possibly to the contrary shall be automatically reformed and the interest payable automatically reduced to the Maximum Amount, without necessity of execution of any amendment or new document; if Lender ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be applied to principal due at maturity or be refunded to the payor if the principal is paid in full; and all interest paid or agreed to be paid shall be spread throughout the full term (including extensions) of the debt so that the amount of interest does not exceed the Maximum Amount.

         G. PARTIAL INVALIDITY. A determination that any provision of any Financing Document is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of any Financing Document to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         H. SURVIVABILITY. All covenants, agreements, representations, and warranties made herein or in the other Financing Documents shall survive the making of the Credit and





154228                                                   Page 19 of 45 Pages
shall continue in full force and effect so long as the Credit is outstanding or the obligation of the Lender to make any advances under the Line shall not have expired.

10. WAIVER OF JURY TRIAL. BORROWERS WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER MAY BE A PARTY, ARISING OUT OF OR IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST ANY PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWERS.

THIS WRITTEN AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS# OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


WITNESS:                          LENDER:

                                  NATIONSBANK, N.A.


_______________________   By:     S//JENNIFER CAREY BAK
                                  -------------------------
                                  Jennifer Carey Bak
                                  Vice President



WITNESS:                          BORROWERS:


_______________________           S//MALCOLM I. GLAZER
                                  -------------------------
                                  Malcolm I. Glazer,
                                  by Avram Glazer pursuant to Power
                                  of Attorney attached hereto and
                                  made a part hereof





154228                                                   Page 20 of 45 Pages

                                  THE MALCOLM GLAZER TRUST


________________________          S//MALCOLM I. GLAZER, TRUSTEE
                                  -----------------------------
                                  Malcolm I. Glazer, Trustee
                                  by Avram Glazer pursuant to Power
                                  of Attorney attached hereto and
                                  made a part hereof




STATE/COMMONWEALTH OF ____________,
CITY/COUNTY OF _____________, TO WIT:

         I HEREBY CERTIFY, that on this ___ day of ______________, 1994, before me, the undersigned Notary Public of said State/Commonwealth, personally appeared Jennifer Carey Bak, who acknowledged herself to be a vice president of NationsBank, N.A., known to me (or satisfactorily proven) to be a person whose name is subscribed to the within instrument, and acknowledged that she executed the same for the purposes therein contained as the duly authorized vice president of said Bank by signing the name of the Bank by herself as vice president

         WITNESS my hand and Notarial Seal.


                                  ______________________________
                                  Notary Public

My Commission Expires:





154228                                                   Page 21 of 45 Pages